Exhibit 10.5

SOUTH TEXAS DEP
JOINT VENTURE AGREEMENT

BY AND BETWEEN

OIL INVESTMENTS LEASES, INC.

AND

TMG PARTNERS, LLC

I. Recitals

This South Texas DEP Joint Venture Agreement (hereinafter referred to as “Agreement”) is entered into effective June 9, 2008 by and between Oil Investment Leases, Inc., a Texas corporation, (hereinafter referred to as “OIL”), a Texas Corporation whose address is 705 Pine Needle Drive, Friendswood, Texas 77546 and TMG Partners, LLC, a Nevada limited liability corporation, (hereafter referred to as “TMG”).

II. Purpose

The purpose of this “Agreement” is to create a joint venture (not a partnership) for the acquisition of oil and gas leases in South Texas (hereafter referred to as the “Property”), for the purpose of exploring formations lying below 10,000 feet in depth.

III. Property

The “Property” subject to this “Agreement” will be oil and gas leases I South Texas to be acquired by OIL and assigned to TMG.

IV. Project Description

OIL will acquire oil and gas leases in a deep exploration play it has proprietary information about in South Texas and assign those leases to TMG as follows:

1.	In Phase I of the joint venture, OIL will oversee a geological review of the area of interest, an initial engineering review, and an initial land review.

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2. In Phase II of the joint venture, OIL will oversee the title take off search, the seismic availability search, and the engineering planning for the project.

3. In Phase III of the joint venture, OIL will oversee the leasing of the Property and the assignment of the leases to TMG.

V. Terms

OIL and TMG agree to the following terms and conditions with respect to the joint venture:

a.	TMG will bear all of the costs of the first three phases of the joint venture as described above and per Exhibit A, attached hereto and made a part hereof.

b.	OIL will receive a 3% overriding royalty interest (ORRI) in the leases, of which 2% of the ORRI will go to the generating geologist.

c.	OIL shall have the right to participate for up to 10% working interest in the drilling of any well on the Property.

VI. Other Conditions

A.	Upon completion of the leasing, TMG shall have the option of being the operator, letting OIL be the operator, or allowing another party to be the operator.

B.	Upon completion of the leasing, TMG shall have the option of negotiating with the generating geologist to become a part of the TMG staff.

C.	During the leasing phase, OIL shall have the right to farm in from other operators any acreage in the project area under terms OIL considers reasonable, and such leases shall be assigned to TMG.

D.	During the leasing phase, if OIL should locate lease held by production, it may recommend to TMG that the lease be purchased, and TMG shall have the opportunity to fund the acquisition.

VI. Correspondences

For the purpose of this “Agreement” all communications with “OIL” shall be to Oil Investment Leases, Inc., 705 Pine Needle Drive, Friendswood, Texas 77546; and all communications with TMG shall be to TMG Partners, LLC at an address

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to be determined within 30 days after execution of this agreement by both parties.

VI. General

This “Agreement” is not intended to form a partnership. TMG is “at risk” for the entire Investment. Jurisdiction shall be in the State of Texas for any disputes. TMG is a qualified investor for the purpose of this “Agreement”. TMG is aware that all oil and gas investments are considered “risky”. This is the entire “Agreement” between the parties as to these “Property”. No verbal or other spoken, written, or otherwise communicated agreement exist.

Agreed to and accepted this 9th day of June, 2008.

- “OIL” –

Oil Investment Leases, Inc.

By:	/s/ David Flores
David P. Flores, President

-	“TMG” –

TMG Partners, LLC

By:	/s/ Roger Tichenor Roger Tichenor Managing Member

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Exhibit A

Cost Estimate

Phase I -	Turnkey fee of $
Phase II -	Turnkey fee of $
Phase III -	Estimated cost of $
OIL overhead fee for Phase III -		$

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